UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2002

NSTAR
(Exact name of registrant as specified in its charter)

1-14768
(Commission File Number)

Massachusetts	04-3466300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts 02199 (Address of principal executive offices, including zip code)

(617) 424-2000
(Registrant's telephone number, including area code)

NSTAR

Item 5.  Other Events

NSTAR (NYSE: NST)

On July 25, 2002, NSTAR issued a news release that announced financial and operating results for the second quarter of 2002.  As disclosed, NSTAR recognized a write-down of its investment in RCN Corporation to a market value of $1.37 per share.  This action resulted in a $27.6 million charge to NSTAR's second quarter earnings.  A copy of the news release is attached to this report as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.  News Release issued by NSTAR on July 25, 2002.

NSTAR

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR (Registrant)
Date: July 25, 2002 By:	/s/ R. J. WEAFER, JR
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer